                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          WATSON PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          WATSON PHARMACEUTICALS, INC.
                               311 BONNIE CIRCLE
                            CORONA, CALIFORNIA 91720

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1997
                         ------------------------------

To Our Stockholders:

     You are hereby notified that the 1997 Annual Meeting of Stockholders (the "Meeting") of Watson Pharmaceuticals, Inc. (the "Company") will be held at the Company's offices located at 311 Bonnie Circle, Corona, California, at 9:00 a.m. local time, on May 5, 1997, for the following purposes:

        1. To elect two (2) directors to hold office until the Year 2000 Annual Meeting.

        2. To amend the 1991 Stock Option Plan to increase by 1,000,000 the number of shares authorized for issuance.

        3. To ratify the selection of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

        4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors

                                          Michel J. Feldman
                                          Secretary

April 7, 1997

                          WATSON PHARMACEUTICALS, INC.
                               311 BONNIE CIRCLE
                            CORONA, CALIFORNIA 91720

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

GENERAL

     This Proxy Statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at 311 Bonnie Circle, Corona, California, at 9:00 a.m. local time, on May 5, 1997, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 are being mailed to stockholders on or about April 7, 1997.

     Stockholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the Meeting. On such date there were outstanding 40,506,392 shares of common stock, par value $.0033 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

     The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 14, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company. Following the original mailing of the proxies and other soliciting materials, employees of the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting, who will determine whether or not a quorum is present. Neither the Company's Articles of Incorporation, By-Laws, nor Nevada corporate statutes addresses the treatment and effect of abstentions and broker non-votes. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR the amendment of the 1991 Stock Option Plan to increase by 1,000,000 the number of shares authorized for issuance thereunder and FOR the ratification of the selection of Price Waterhouse LLP as independent public accountants. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company. A proxy will also be revoked if the stockholder attends the meeting in person and votes. A later dated proxy will revoke a prior dated proxy.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Two directors are to be elected by a plurality of the stockholder votes cast at the Annual Meeting, to serve until the Year 2000 Annual Meeting and until their successors are elected and qualify. The Class II directors, Alec D. Keith, Ph.D. and Ronald R. Taylor, are nominees for director. The Class III directors, Allen Chao, Ph.D., Michel J. Feldman and Melvin Sharoky, M.D., are scheduled to serve as directors until the 1998 Annual Meeting. The Class I directors, Michael Fedida and Albert F. Hummel, are scheduled to serve as directors until the 1999 Annual Meeting.

     The Articles of Incorporation provide that three directors will serve in each of the three classes. Currently, there are only two directors in Class II who are nominated for re-election at the Annual Meeting. There are also only two directors in Class I. The Board is currently considering potential nominees for vacancies and expects to fill the remaining Class I and Class II positions during the current year.

     THE ENCLOSED PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN TWO, BEING THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

     Information about the nominees for director and other directors whose term of office will continue after the Annual Meeting is set forth in the following paragraphs.

NOMINEES FOR TERMS EXPIRING AT THE 1997 ANNUAL MEETING:

ALEC D. KEITH, PH.D.                                         Director since 1991

     Alec D. Keith, 64, was Chairman of the Board of Directors of the Company from October 1991 until he retired from that office in May 1996. He is presently a consultant to Watson pursuant to a consulting agreement dated July 1996. Dr. Keith has also served as the Chairman of Polydex Pharmaceuticals, Ltd., a Canadian company, since November 1996. Dr. Keith was a co-founder of Zetachron, Incorporated ("Zetachron"), a former subsidiary of the Company from 1991 to 1995, and held senior executive positions at Zetachron from 1983 to 1995. He is also Adjunct Professor of Biophysics at Pennsylvania State University. From 1978 through 1982 he was Vice President of Research and Development at Key Pharmaceuticals, Inc. Dr. Keith has authored many scientific publications, has edited two books, and holds numerous domestic and foreign pharmaceutical patents. He received a Ph.D. in genetics from the University of Oregon in 1966.

RONALD R. TAYLOR                                             Director since 1994

     Ronald R. Taylor, 49, has been a consultant to Cardinal Health, Inc. since May 1996. Mr. Taylor was a founder and was formerly Chairman of Pyxis Corporation, a San Diego-based company engaged in the development and marketing of systems to help hospitals and other healthcare providers efficiently manage drugs and supplies, from 1987 until 1996 when Pyxis became a wholly owned subsidiary of Cardinal Health, Inc. He was an executive with Hybritech Incorporated, a biotechnology company, from 1981 to 1987, and with Allergan Pharmaceuticals from 1971 to 1981.

     The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:

ALLEN CHAO, PH.D.                                            Director since 1983

     Allen Chao, 51, has been Chief Executive Officer of the Company since August 1983, Chairman of the Company since May 1996, and a director of Circa since July 1995. Dr. Chao was President of the Company from August 1983 until July 1995. He is a co-founder of the Company and has been a director of the Company and Watson Laboratories, Inc. ("Watson Labs") since their inception. He served as Director of Pharmaceutical Technology and Packaging Development at Searle Laboratories, Inc. from September 1979 to August 1983, where he had overall responsibility for new product implementation and new pharmaceutical technology development. He received a Ph.D. in industrial and physical pharmacy from Purdue University in 1973. Dr. Chao currently serves on the Boards of Directors of Circa Pharmaceuticals, Inc. ("Circa") and Somerset Pharmaceuticals, Inc., a joint venture which is 50% owned by the Company ("Somerset").

MICHEL J. FELDMAN                                            Director since 1984

     Michel J. Feldman, 54, has been Secretary of the Company since 1995, has been a partner at the law firm of D'Ancona & Pflaum, Chicago, Illinois, since June 1991, and is counsel to the Company. He was formerly a partner at the law firm of Keck, Mahin & Cate, Chicago, Illinois, from 1983 to 1991. From 1977 to 1981 Mr. Feldman was also President and Chief Executive Officer of Avantic Communications, a cellular antenna manufacturer, which was acquired in 1981 by The Allen Group, Inc. Mr. Feldman received a B.S.B.A. from Northwestern University in 1965, a J.D. from Northwestern University Law School in 1968 and is a Certified Public Accountant.

MELVIN SHAROKY, M.D.                                         Director since 1995

     Dr. Sharoky, 46, has been the President of the Company and a director of Watson Labs since July 1995. He has been President and Chief Executive Officer of Circa since February 1, 1993. Dr. Sharoky joined Circa in June 1988 as Medical Director. In April 1991, he became Circa's Senior Vice President and Director of Research and Development. From August 1992 through January 1993, Dr. Sharoky served as Circa's Executive Vice President and Director of Research and Development. Prior to joining Circa, Dr. Sharoky was senior Vice President of Contract Development for Pharmakinetics Laboratories, Inc., a drug research and testing organization, from 1986 through June 1988. He currently serves on the Boards of Directors of Circa, Somerset and Andrx Corporation and devotes a substantial portion of his time to his duties as President of Somerset.

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

MICHAEL FEDIDA                                               Director since 1995

     Michael Fedida, 50, a registered pharmacist, has served for the past ten years as an officer and director of several retail pharmacies wholly or partially owned by him. In addition, Mr. Fedida has acted as a consultant, without remuneration, to the Company with regard to certain marketing concepts. From 1988 to 1995 Mr. Fedida served on the Board of Directors of Circa.

ALBERT F. HUMMEL                                             Director since 1986

     Albert F. Hummel, 52, has been a director of the Company since March 1986, except for a period from July 1991 to October 1991, and is currently a partner in Affordable Residential Communities, a property management firm. Formerly, he was Chief Financial Officer of the Company from October 1991 to December 1994. Mr. Hummel served as Zetachron's Chief Financial Officer from June 1991 to October 1991, and served as a director of Zetachron from 1987 to 1991. He was Senior Vice President of Cambrian Capital Inc., an investment banking firm, from 1989 to 1991 and was a co-founder of Bradley Hummel & Company, Inc., a member of the New York Stock Exchange, from March 1983 to December 1988. Mr. Hummel was also a director of Keptel, Inc., a manufacturer of telecommunications equipment from 1983 to 1992. Mr. Hummel received a B.S. from St. Joseph's College in 1967 and an M.B.A. from the University of Chicago in 1969.

BOARD AND COMMITTEE MEETINGS

     The Company has an Audit Committee, composed of Michel J. Feldman, Albert
F. Hummel and Ronald R. Taylor. During the fiscal year ended December 31, 1996, the Audit Committee met twice for the purposes of (i) reviewing the arrangements and scope of the Company's annual audit; (ii) discussing matters of concern to the Committee with regard to the Company's financial statements or other results of the audit; and (iii) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent public accountants.

     The Company has a Compensation Committee, composed of Michael Fedida and Ronald R. Taylor. The Compensation Committee met by telephone once and by unanimous consent eight times during the fiscal year ended December 31, 1996. The function of the Compensation Committee is to review and approve recommendations concerning (i) the compensation of the Chairman and Chief Executive Officer and of the President of the Company and (ii) the grant of stock options under the Company's 1991 Stock Option Plan.

     The Company does not have a Nominating Committee. Nominations of directors by stockholders must be in writing and delivered to the Secretary of the Company at the principal executive offices of the Company no more than 90 days and no less than 60 days prior to the Annual Meeting, and must otherwise be in accordance with the By-Laws.

     The Board of Directors of the Company held 13 meetings during the fiscal year ended December 31, 1996, and each director attended at least 75% of all Board and applicable Committee meetings.

DIRECTORS' COMPENSATION

     All Company directors who are not full-time employees of the Company received a director's fee of $20,000 for 1996, which amount has been increased to $25,000 for 1997. In addition, directors are also paid $500 for each Committee meeting of less than one-half day, and $1,000 for each Committee meeting of more than one-half day. All directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings. Michel J. Feldman's law firm receives his director's fee.

     The Company has also granted stock options to each non-employee director under the 1995 Non-Employee Directors' Plan ("1995 Directors' Plan"). The following table sets forth, as of March 14, 1997, the options granted under the 1995 Directors' Plan since January 1, 1996.

                                                    NUMBER OF SHARES
                                                       UNDERLYING        EXERCISE
                                                        OPTIONS          PRICE PER
                        NAME                           GRANTED(1)          SHARE       DATE OF GRANT
    ---------------------------------------------   ----------------     ---------     -------------
    Michael Fedida...............................        15,000           $ 42.25         5/13/96
    Albert F. Hummel.............................        15,000           $ 42.25         5/13/96

---------------

(1) Reflects the amount of 5,000 shares for each year of the three year term to which the director was elected.

     There had been no exercises of options granted under the 1995 Directors' Plan as of March 14, 1997. For a more complete description of this plan see "Description of Stock Option Plans."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity security, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

                      HOLDINGS OF STOCKHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 14, 1997, the name, address (where required) and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and Named Executive Officers (as defined under "Executive Compensation") of the Company, and by all directors and executive officers of the Company as a group.

                                                                 AMOUNT AND
                                                            NATURE OF BENEFICIAL         PERCENT
                   NAME OF BENEFICIAL OWNER                     OWNERSHIP(1)             OF CLASS
    ------------------------------------------------------  --------------------         --------
    American Express Company..............................        2,296,300(2)              6.2%
      IDS Tower
      10 Minneapolis, MN 55440
    Allen Chao, Ph.D......................................        2,065,393(3)(4)           5.1%
      311 Bonnie Circle
      Corona, CA 91720
    Phylis and David C. Hsia, Ph.D........................        1,082,593(3)(5)           2.6%
    Melvin Sharoky, M.D...................................          562,764(6)              1.4%
    Alec D. Keith, Ph.D...................................          443,700(7)              1.1%
    Albert F. Hummel......................................          263,594(8)                *
    Michael Fedida........................................           28,850(9)                *
    Michel J. Feldman.....................................           24,750(10)               *
    Ronald R. Taylor......................................           10,000(11)               *
    All current directors and executive officers of the
      Company (8 persons).................................        4,459,144                11.0%

---------------

  *  Represents less than 1%

 (1) Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Watson Common Stock reflected in this table.

 (2) As of December 31, 1996, based upon a Form 13G Report filed with the Securities and Exchange Commission on January 31, 1997.

 (3) Dr. Allen Chao and Phylis Hsia are siblings. Dr. David C. Hsia is married to Phylis Hsia.

 (4) Includes 313,967 shares of Watson Common Stock subject to outstanding options, 793,213 shares of Watson Common Stock held by Allen Chao Interests, Ltd., a partnership in which Dr. Chao is a controlling partner, 490,323 shares of Watson Common Stock held by MAL Investment Company, a corporation of which Dr. Chao is a controlling stockholder, and 467,890 shares of Watson Common Stock held by the Allen Chao and Lee Hwa Chao Family Trust.

 (5) Includes 60,946 shares of Watson Common Stock held by Phylis Hsia, 46,786 shares of Watson Common Stock held by David C. Hsia, 1,052 shares of Watson Common Stock held by Mrs. Hsia as custodian for the children of Dr. and Mrs. Hsia, 89,000 shares of Watson Common Stock subject to outstanding options held by Dr. Hsia, 20,000 shares of Watson Common Stock held by David and Phylis Hsia Charitable Remainder Trust, 546,428 shares of Watson Common Stock held by Hsia Interest Ltd., a partnership in which Dr. and Mrs. Hsia are partners and 318,381 shares of Watson Common Stock held by the Hsia Family Trust. Excludes 87,750 shares of Watson Common Stock held in irrevocable trusts for the benefit of Dr. and Mrs. Hsia's children over which Dr. and Mrs. Hsia have no voting or investment power.

 (6) Includes 362,592 shares of Watson Common Stock held by Dr. Sharoky, 186,000 shares of Watson Common Stock subject to outstanding options, 13,761 shares of Watson Common Stock held by Dr. Sharoky as custodian for his three children, and 411 shares of Watson Common Stock held by Dr. Sharoky as custodian for his niece.

 (7) All shares of Watson Common Stock are held by Dr. Keith. Mr. Hummel has an option to purchase 132,000 shares of Watson Common Stock from Dr. Keith.

 (8) Includes 53,378 shares of Watson Common Stock subject to outstanding options, 12,216 shares of Watson Common Stock directly held by Mr. Hummel, and options to purchase 132,000 and 66,000 shares of Watson Common Stock from Dr. Keith and Dr. Wallace C. Snipes (a former officer of Watson), respectively.

 (9) Comprises shares of Watson Common Stock subject to outstanding options.

(10) Includes 10,000 shares of Watson Common Stock subject to outstanding options, 1,350 shares of Watson Common Stock owned by Ercelle Feldman, the wife of Mr. Feldman, for which Mr. Feldman disclaims beneficial ownership, and an aggregate of 5,400 shares of Watson Common Stock owned by Mr. Feldman as trustee for two of his sons, for which he disclaims beneficial ownership.

(11) Comprises shares of Watson Common Stock subject to outstanding options.

             PROPOSAL NO. 2 -- TO AMEND THE 1991 STOCK OPTION PLAN

     The Board of Directors recommends that the stockholders approve a proposal to amend the 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares that can be issued under the 1991 Plan. Currently, an aggregate of 4,700,000 shares of Common Stock are authorized for issuance pursuant to the 1991 Plan. The proposed amendment would increase the number of shares authorized for issuance to an aggregate of 5,700,000 shares. For a fuller description of the 1991 Plan, see "Description of Stock Option Plans."

REASONS FOR THE AMENDMENT

     The Board of Directors believes the 1991 Plan has been an effective tool in attracting and retaining new executive talent, and in more closely aligning the interests of new executives with the interests of the Company's stockholders. Since its adoption, a total of 3,548,234 shares have been granted under the 1991 Plan and the Board of Directors believes that an increase in the aggregate number of authorized shares is necessary to allow the continued viability of the 1991 Plan.

TEXT OF THE PROPOSED AMENDMENT

     The proposed amendment would amend Section 2 of the 1991 Plan as follows:

     "The phrase '5,700,000 (determined as of May 5, 1997)' is substituted for the phrase '4,700,000 (determined as of May 10, 1996)' where it appears in Paragraph 2 of the 1991 Plan."

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented and entitled to vote at the Meeting is required for approval of the amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN.

                 PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Price Waterhouse LLP has audited the books and records of the Company since its inception and the Board of Directors will recommend at the Meeting that the stockholders ratify the selection of the firm of Price Waterhouse LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued to Allen Chao, Ph.D., the Company's Chairman and Chief Executive Officer for services rendered for the year ended December 31, 1996 and to each of the other executive officers of the Company whose total annual salaries and bonuses exceeded $100,000 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                ------------
                                                         ANNUAL COMPENSATION     SECURITIES
                  NAME AND                              ---------------------    UNDERLYING       ALL OTHER
            PRINCIPAL POSITION(1)              YEAR      SALARY      BONUS(3)     OPTIONS      COMPENSATION(4)
---------------------------------------------  -----    --------     --------   ------------   ---------------
Allen Chao, Ph.D.(5).........................   1996    $400,000     $300,000      100,000        $   4,750
  Chairman of the Board and                     1995     300,000      150,000      100,000            2,074
  Chief Executive Officer                       1994     260,608      137,500       50,000            4,529
Melvin Sharoky, M.D.(2)(5)(6)................   1996     350,000      300,000                       158,595
  President                                     1995     300,000      150,000      386,000            6,494
                                                1994     300,000      125,000                         3,722
Alec D. Keith, Ph.D..........................   1996     105,162                                      3,029
  Former Chairman of the Board                  1995     175,000       25,000       75,000            4,620
                                                1994     160,866       52,800       35,000            4,616
David C. Hsia, Ph.D..........................   1996     165,000       20,000        7,500            4,750
  Senior Vice President,                        1995     151,730       25,408      100,000            4,373
  Scientific Affairs                            1994     126,218       19,566                         3,741

---------------

(1) Drs. Chao, Sharoky and Hsia have entered into employment agreements with the Company. Please refer to "Employment Agreements" below for details.

(2) Dr. Sharoky became an officer of the Company effective July 17, 1995. The financial statements contained in the Company's 1996 Annual Report reflect all compensation paid by the Company to Dr. Sharoky for the three years ended December 31, 1996.

(3) Pursuant to bonus formulas established by the Company's Compensation Committee, Dr. Chao received the maximum annual bonuses in 1996, 1995 and 1994, based upon net after-tax earnings of the Company. Dr. Sharoky received a bonus for 1996 and 1995 as determined by the Company's Compensation Committee and a bonus for 1994 as determined by Circa's Compensation Committee. Bonuses paid to Dr. Hsia in 1996, 1995 and 1994 were based on the satisfaction of certain objective criteria set by the Company's Chief Executive Officer.

(4) Amounts in 1996, 1995 and 1994 represent the Company's 401(k) contributions on behalf of the named officers above. Amounts in 1996, 1995 and 1994 for Dr. Sharoky represented insurance premiums paid by the Company on a life insurance policy in which Dr. Sharoky's wife is the named beneficiary. In addition, other compensation to Dr. Sharoky in 1996 included $144,777 in relocation expenses and $2,574 for the personal use of a company auto.

(5) Drs. Chao and Sharoky serve on the Board of Directors of Somerset. Dr. Chao was elected to the Somerset Board of Directors in 1995 and received a director fee of $12,000 in 1996 and 1995. Dr. Sharoky has served on the Somerset Board of Directors since 1993 and received director fees of $12,000 in each of 1996, 1995 and 1994. These fees were not paid by the Company and are not included in the Summary Compensation Table above. Of the salary and bonus paid to Dr. Sharoky in 1996, $300,000 was reimbursed by Somerset.

(6) Dr. Sharoky received an original grant of 258,000 restricted shares of Common Stock of the Company. Such shares were subject to forfeiture in decreasing annual increments if Dr. Sharoky voluntarily terminated his employment, or if his employment was terminated for cause, prior to January 31, 1997. Such forfeiture provisions are no longer in effect. Dr. Sharoky was elected to the Andrx Board of Directors in November 1995 and received options to purchase 8,250 shares of Andrx common stock.

EMPLOYMENT AGREEMENTS

     Effective May 29, 1995, the Company entered into employment agreements with each of Drs. Allen Chao and David C. Hsia (the "Senior Executives"), which will terminate on May 31, 2000. These agreements provide that, among other things,
(i) Drs. Chao and Hsia will receive minimum annual salaries of $400,000 and $165,000 per year, respectively; (ii) the Company cannot terminate the Senior Executives' employment except by reason of death, disability or for cause; (iii) in the event of termination on account of retirement or disability, the Company will continue the Senior Executives' major medical coverage; and (iv) in the event of termination without cause or for good reason (as described in the employment agreements) subsequent to a change in control, the Senior Executives are entitled to receive, among other things, certain severance benefits, including an amount equal to 2.99 times their base salary and incentive compensation. In addition, Dr. Chao is entitled to receive options to purchase 150,000 shares of the Company's Common Stock under the 1991 Plan, 100,000 of which were granted in 1996 and 50,000 of which will be granted in 1997. Dr. Hsia is entitled to receive options to purchase 100,000 shares of the Company's Common Stock under the 1991 Plan. Such options granted to Drs. Chao and Hsia vest over a five year period following each grant date.

     Effective February 1997, the Company and Dr. Sharoky entered into a letter agreement extending the term of Dr. Sharoky's prior employment agreement until January 31, 1998. Pursuant to the letter agreement, (i) Dr. Sharoky will receive base compensation of $375,000 during the term of the agreement; (ii) Dr. Sharoky may receive a bonus of up to $140,000, based upon 1997 earnings-per-share targets for the Company, as well as a discretionary bonus based upon the performance of Somerset; and (iii) Dr. Sharoky is entitled to certain severance benefits, including a payment of 2.99 times the sum of his base compensation and incentive compensation, which sum is limited to $1,350,000.

     Effective July 18, 1996, Dr. Keith resigned his employment with the Company and its affiliates. At that time, the Company entered into a consulting agreement with Dr. Keith, the term of which is one year. The consulting agreement provides that: (i) Dr. Keith will provide at least two days' consulting services to the Company each month during the term of the agreement;
(ii) Dr. Keith is to be paid a $2,000 monthly retainer with additional payments if he consults more than two days in a given month; and (iii) Dr. Keith is to remain a director of the Company, to be compensated at a rate of $6,250 per quarter.

OPTIONS

     The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 1996, to each applicable Named Executive Officer of the Company under the Company's 1991 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                                   NUMBER OF     % OF TOTAL                                 RATES OF STOCK PRICE
                                     SHARES       OPTIONS                                  APPRECIATION FOR OPTION
                                   UNDERLYING    GRANTED TO      EXERCISE                          TERM(2)
                                    OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   -------------------------
              NAME                  GRANTED     FISCAL YEAR      PER SHARE      DATE          5%            10%
---------------------------------  ----------   ------------     ---------   ----------   ----------     ----------
Allen Chao, Ph.D.(1).............    100,000        20.88%        $33.875      7/17/06    $2,130,381     $5,398,803
David C. Hsia, Ph.D..............      7,500         1.57%          27.50      8/19/06       129,710        328,709

---------------

(1) These options were granted on July 17, 1996 pursuant to the July 17, 1995 merger with Circa and are exercisable at a rate of 20% per year over a five-year period following the date of grant.

(2) The assumed annual rates of stock price appreciation of 5% and 10% are set by SEC rules and are not intended as a forecast of possible future appreciation in stock prices.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options during the fiscal year ended December 31, 1996, as well as any unexercised options held as of the end of such fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING
                                                              UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS
                                SHARES                         YEAR END            AT FISCAL YEAR END
                               ACQUIRED        VALUE         EXERCISABLE/             EXERCISABLE/
            NAME              ON EXERCISE     REALIZED       UNEXERCISABLE           UNEXERCISABLE
----------------------------  -----------     --------     -----------------     ----------------------
Allen Chao, Ph.D............     30,000       $805,050       478,793/155,000     $15,877,972/$1,934,723
Melvin Sharoky, M.D.........                                 186,000/200,000     $ 3,020,875/$1,537,500
Alec D. Keith, Ph.D.........     15,000       $350,625
David C. Hsia, Ph.D.........                                 119,000/ 93,500     $ 4,083,563/$  961,406

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

     The Compensation Committee of the Board of Directors is responsible for determining the compensation arrangements for the senior executive officers of the Company: Drs. Allen Chao and Melvin Sharoky. It also administers the 1991 Stock Option Plan and the 1995 Non-Employee Directors' Stock Option Plan.

COMPENSATION PHILOSOPHY

     The Company does business in a highly competitive and dynamic industry. The Company's continued success in such an environment depends, in large part, on its ability to attract and retain talented senior executives. The Company must also provide these executives with long- and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Committee's compensation arrangements are designed to:

        1. Provide a competitive level of compensation to attract and retain talented management;

        2. Reward management for corporate performance by linking a substantial portion of total compensation to the achievement of measurable performance objectives; and

        3. Align the interests of management with the shareholders in order to maximize shareholder value.

     The Committee's goal is to provide a competitive compensation package based on a review of publicly available information about the compensation paid to similarly situated executives of selected pharmaceutical companies (the "Peer Group"). The Committee believes that a substantial portion of compensation should be tied to the attainment of long- and short-term objectives.

     To achieve these compensation objectives, the Committee has developed compensation packages consisting of base salary, a contingent bonus arrangement tied to after-tax earnings or other goals, and awards of stock options.

BASE COMPENSATION

     From time to time, the Committee conducts a review of the executive compensation paid by members of its Peer Group. The Committee reviews the salary data for the average and median levels of compensation. However, the Committee does not rely exclusively on statistical compilations. Certain members of the group reviewed are considered to be very similar to the Company in terms of market capitalization, length of time as a publicly held company, number of employees, and overall prospects for short- and long-term growth. The compensation paid by these Peer Group companies is given substantially more weight in setting base compensation. In prior years, the Committee has raised the compensation levels of its senior executives to competitive levels in relation to the other members of the Peer Group.

     Based on its compensation review and the Committee's compensation philosophy, the Committee determined that Dr. Chao's 1997 base compensation should remain at $400,000. In addition, the Committee also determined that Dr. Sharoky's base compensation should be increased to $375,000, beginning on January 1, 1997. In 1996, Somerset paid $300,000 of Dr. Sharoky's salary and is expected to pay the same amount in 1997.

BONUS

     The Committee believes that a significant portion of Dr. Chao's and Dr. Sharoky's bonuses should be tied to the Company's earnings per share. Consequently, prior to 1996, the Company developed earnings projections that were substantially above the earnings for the previous year. The projections were then revised upward at the beginning of the fiscal year. The Committee determined that if actual earnings did not meet the first projection, no bonus should be payable. However, if after-tax earnings greatly exceed all projections, a substantial bonus should be payable. If earnings fell between these figures, a pro-rated bonus would be payable. Pursuant to the formula so devised, Drs. Chao and Sharoky were each paid a bonus of $300,000 for 1996.

     The Committee has decided that a bonus formula should again be used in determining the 1997 bonuses for Drs. Chao and Sharoky. Dr. Chao will receive a bonus of $50,000 if the most conservative earnings projection is met, and up to a $350,000 bonus if all earnings projections are exceeded. In between, a pro-rata bonus will be paid. Dr. Sharoky's potential bonus ranges from $20,000 for the conservative projection, to $140,000 if all projections are exceeded.

     The Committee has also determined that Dr. Chao should be eligible for an additional 1997 bonus at the discretion of the Committee. Whether or not this discretionary bonus will be paid will be determined after the end of 1997, based upon factors the Committee determines have not been fully accounted for in determining the amount of the formula bonus. The discretionary bonus, however, will not exceed $150,000.

     Dr. Sharoky may be paid an additional bonus as determined by Somerset's board of directors based upon Somerset's achievements in 1997. The Committee, however, will review any such discretionary bonus paid by Somerset, and may supplement it with a bonus paid by the Company based on the Committee's review of Somerset's performance.

STOCK OPTIONS

     The Committee believes that stock options provide a valuable tool for aligning the interests of management with shareholders and focusing management's attention on the long-term growth of the Company. The Committee expects to continue granting options.

     In 1995, the Committee granted 300,000 option shares to Dr. Sharoky as of the effective date of the Company's merger with Circa Pharmaceuticals, Inc. This grant was made in order to give Dr. Sharoky a significant interest in maximizing the Company's stock price. At the same time, grants to many employees and officers of the Company were authorized, including 200,000 option shares to Dr. Chao and 75,000 option shares to Drs. Keith and Hsia.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     The Internal Revenue Code provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations. An exception to the limit applies to certain types of performance-based awards, which may include stock options. The Company has amended the 1991 Stock Option Plan to comply with the performance-based compensation requirements.

     The Committee's policy is to qualify bonus and option grants for the performance-based compensation exception to the $1,000,000 deduction limitation whenever possible.

CONCLUSION

     The Committee will continue to establish base compensation at levels that are competitive with selected members of the Peer Group. The Committee intends performance compensation to constitute a substantial portion of overall compensation, and for compensation to be linked to the achievement of the Company's short- and long-term goals as established by the Company. The Committee intends to create incentives at the levels necessary to maintain above-average performance within the Company's industry.

                                          COMPENSATION COMMITTEE

                                          Michael Fedida
                                          Ronald R. Taylor

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on February 17, 1993 through December 31, 1996, with the cumulative total return on the NASDAQ Composite Index (Total Return) and a group selected by the Company consisting of certain pharmaceutical companies (the "Pharmaceutical Group") over the same period.

     The graph below assumes the investment of $100 in the Company's Common Stock and in each of the other indexes on February 17, 1993, with reinvestment of all dividends.

             COMPARISON OF FIVE* YEAR CUMULATIVE TOTAL RETURN AMONG
                         WATSON PHARMACEUTICALS, INC.,
            THE NASDAQ COMPOSITE INDEX AND THE PHARMACEUTICAL GROUP


                                            2/17/93    12/31/93    12/30/94    12/29/95    12/31/96
                                            -------    --------    --------    --------    --------
Watson Pharmaceuticals, Inc. Common Stock    100.00     210.42      218.75      408.33      374.48
NASDAQ Composite Index (Total Return)        100.00     117.87      115.22      162.94      200.43
Pharmaceutical Group                         100.00     131.01      105.29      133.91      116.64

--------------------------
* Prior to February 17, 1993, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period from that date through December 31, 1996.

     The Pharmaceutical Group, with the initial investment allocated equally among each member, consists of Alza Corporation; A.L. Pharma, Inc.; Barr Laboratories, Inc.; Biocraft Laboratories, Inc.; Copley Pharmaceuticals, Inc.; Cygnus Therapeutic Systems, Inc.; Elan Corporation, plc.; Forest Laboratories, Inc.; Halsey Drug Co. Inc.; Ivax Corp.; KV Pharmaceutical Company; Marsam Pharmaceuticals, Inc.; Mylan Laboratories, Inc.; Noven Pharmaceuticals, Inc.; Pharmaceutical Resources, Inc.; Purepac Inc.; Royce Laboratories, Inc.; Taro Pharmaceuticals Industries Ltd.; Teva Pharmaceuticals Industries Ltd.; and Zenith Laboratories, Inc. During 1995 and 1996, Marsam Pharmaceuticals, Inc., Zenith Laboratories, Inc. and Biocraft Laboratories, Inc. were merged into separate, unrelated entities and their shares no longer trade publicly. Royce Laboratories, Inc. is expected to merge with the Company in April 1997 and therefore its shares will no longer trade publicly. In these instances, the merged companies final closing prices were used for purposes of calculating the Pharmaceutical Group index.

                       DESCRIPTION OF STOCK OPTION PLANS

1985 STOCK OPTION PLAN

     In 1985, the Company's Board of Directors adopted a stock incentive plan (the "1985 Plan"), which terminated in 1995. Under terms of the 1985 Plan, the exercise price of the options granted were required to be at least equal to the fair market value of the shares underlying the option, as determined by the Board of Directors at the date of grant. Each option granted is exercisable on a cumulative basis in five equal annual installments commencing one year from the date of the grant. The Company has reserved 558,967 shares of Common Stock for issuance under the 1985 Plan.

     At March 14, 1997, Watson had outstanding stock options under the 1985 Plan for an aggregate of 171,967 shares of Watson Common Stock at an average exercise price of $4.02 per share. On March 14, 1997, the fair market value of Watson Common Stock was $41.00 per share, the last reported sale price quoted on the Nasdaq/NMS. All options granted under the 1985 Plan will expire by September 10, 1997, unless exercised prior to that date.

1991 STOCK OPTION PLAN

     The 1991 Plan limits the number of option shares granted in a fiscal year to each Named Executive Officer to not exceed 300,000 shares for the first fiscal year during which he or she becomes a Named Executive Officer and to not exceed 100,000 shares for any subsequent fiscal year during which he or she serves as a Named Executive Officer. The 1991 Plan permits the grant of incentive stock options ("ISO's") and non-qualified stock options ("NSO's") and will terminate in October 2001. Officers, employees, non-employee directors and advisors are eligible to participate under the 1991 Plan. On February 21, 1997, subject to the approval of the stockholders of Watson, the Board of Directors approved the proposed amendment to the 1991 Plan described under Proposal No. 2 herein.

     The 1991 Plan is administered by the Compensation Committee of the Board of Directors which has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to determine whether such option is an incentive stock option or a non-qualified stock option, to establish vesting schedules, to determine the type of consideration to be paid upon exercise and to specify other terms of the options. The maximum term of options granted under the 1991 Plan is ten years.

     The exercise price of all options must equal at least the fair market value of the Company's Common Stock on the date of grant. The exercise price of incentive options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant. Shares covered by currently outstanding options under the 1991 Plan typically are exercisable at a rate of 20% per year over a five-year period following the date of grant. In the event of a change of control of the Company, as defined in the 1991 Plan, all outstanding options will become immediately exercisable and the 1991 Plan will terminate unless the 1991 Plan and outstanding options are assumed or replaced by the successor corporation.

     At March 14, 1997, the Company had outstanding stock options under the 1991 Plan for an aggregate of 2,094,593 shares of Watson Common Stock at an average exercise price of $31.96 per share.

1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     In February 1995, the Company's Board of Directors adopted a 1995 Non-Employee Directors' Stock Option Plan (the "1995 Directors' Plan") which was approved by the stockholders in July 1995. Under the terms of the 1995 Directors' Plan, the Company issued 5,000 option shares to each non-employee director on the effective date of the plan in February 1995 and will issue to each re-elected non-employee director 5,000 option shares of the Company's Common Stock multiplied by the number of years for which such non-employee director is elected to serve as a member of the Board. The stock options will be granted at fair market value of the Common Stock on the next business day following each annual meeting of the Company's stockholders. The options granted initially were exercisable six months from effective date of the Circa merger described below. The options granted after the initial grant are exercisable at a rate of 5,000 shares on each anniversary of the option grant date during the non-employee directors' term of office. The Company has reserved 500,000 shares of Common Stock for issuance under the 1995 Directors' Plan.

     The 1995 Directors' Plan will remain in effect until February 5, 2005, unless sooner terminated by the Board of Directors.

     At March 14, 1997, Watson had outstanding stock options under the 1995 Directors' Plan for an aggregate of 80,000 shares of Watson Common Stock at an average exercise price of $36.81 share.

CIRCA PLANS ASSUMED IN THE CIRCA MERGER

     In July 1995, in conjunction with the merger with Circa, the Company assumed certain options granted to Circa employees and directors prior to the merger (the "Circa Options"). The Circa Options were issued under several different plans and have been adjusted by the merger exchange ratio under the terms of the merger agreement. The Circa Options generally become exercisable over a three-year period and generally expire ten years from the date of grant. No additional options will be granted under any of the Circa option plans.

OCLASSEN PLANS ASSUMED IN THE OCLASSEN MERGER

     In February 1997, in conjunction with the merger with Oclassen, the Company assumed certain options granted to Oclassen employees, directors and advisors prior to the merger (the "Oclassen Options"). The Oclassen Options were issued under several different plans and have been adjusted by the merger exchange ratio under the terms of the merger agreement. The Oclassen Options generally become exercisable over a 4-year period and generally expire ten years from the date of grant. No additional options will be granted under any of the Oclassen option plans.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The following general rules are applicable for federal income tax purposes under existing law to persons who receive and exercise ISO's granted under the 1985 Plan or the 1991 Plan (collectively, the "Stock Option Plans"):

        1. Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

        2. No tax deduction is allowed to the Company upon either grant or exercise of an ISO under the Stock Option Plans.

        3. If shares acquired upon exercise of an ISO are not disposed of (i) within two years following the date the option was granted and (ii) within one year following the date the shares are transferred to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

        4. If shares acquired upon exercise of an ISO are disposed of before the expiration of either of the requisite holding periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

        5. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

        6. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and
            (ii) the amount of ordinary income recognized under the above rules will generally be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of the shares disposed of.

        7. The bargain element at the time of exercise of an ISO, i.e., the amount by which the fair market value of the Company Common Stock acquired upon exercise of the ISO exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

     Non-Qualified Stock Options. The following general rules are applicable to holders of NSOs and to the Company for Federal income tax purposes under existing law under the Stock Option Plans, including the 1995 Directors' Plan:

        1. The optionee generally does not realize any taxable income upon the grant of a NSO, and the Company is not allowed a business expense deduction by reason of such grant.

        2. The optionee will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold tax on this amount.

        3. When the optionee sells the shares, he or she will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount subject to tax as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

        4. In general, the Company will be entitled to a tax deduction when compensation is recognized by the optionee.

     The foregoing described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the foregoing discussion is limited to Federal income taxes and does not attempt to described state and local tax effects which may accrue to participants or the Company.

     The following table sets forth the number of stock options granted under the 1991 Plan described above as of March 14, 1997 (net of canceled and expired options) subject to shareholder approval for plan modification as described under Proposal No. 2 herein. As option grants under the 1991 Plan are discretionary, the Company cannot presently determine the number of such options to be granted to any particular executive officer, executive officers as a group, non-employee directors and employees as a group.

                                                                           NUMBER OF SHARES
                                                                          UNDERLYING OPTIONS
                             NAME AND POSITION                                 GRANTED
    --------------------------------------------------------------------  ------------------
    Allen Chao, Ph.D.,..................................................         375,000
      Chairman of the Board and
      Chief Executive Officer
    Melvin Sharoky, M.D.,...............................................         300,000
      President
    Alec D. Keith, Ph.D.,...............................................         145,000
      Former Chairman of the Board
    David C. Hsia, Ph.D.,...............................................         137,500
    Senior Vice President, Scientific Affairs
    Executive Group.....................................................         957,500
    Non-Executive Director Group........................................         175,268
    Non-Executive Employee Group........................................       1,783,628

ADDITIONAL OPTIONS

     In 1991, the Company issued 330,125 non-statutory options at an exercise price of $3.67 per share. Through March 14, 1997, 318,125 of these options had been exercised. The remaining 12,000 options are exercisable through July 22, 1997.

                              CERTAIN TRANSACTIONS

     The Company leases a portion of its facilities from related parties. The aggregate rent expense for 1996, 1995 and 1994 was $432,000, $432,000 and $550,000, respectively, and was allocated to cost of revenues, research and development and selling, general and administrative expenses.

     In 1989, the Company assigned its purchase rights under a lease for office and manufacturing facilities to a partnership in which the Chief Executive Officer and certain family members are the general partners. The partnership purchased the facilities and assumed the lease with the Company. In April 1994, the Company acquired the manufacturing and office facilities from the family partnership for a purchase price of $3.6 million, which approximated the fair market value of the facilities at the time of sale.

     At December 31, 1996, a receivable of approximately $2.4 million was due from the President of the Company. This receivable arose from an agreement whereby the Company makes the payment of applicable income taxes due from the grant of restricted stock to the President. When the restricted stock vests and is eligible to be sold, the receivable balance will be repaid.

              STOCKHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be made in accordance with the Company's By-Laws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 3, 1997.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

                                          By order of the Board of Directors

                                          Michel J. Feldman
                                          Secretary

April 7, 1997

                                                                       APPENDIX

                   [CONFORMED COPY THROUGH THE 5TH AMENDMENT]

                          WATSON PHARMACEUTICALS, INC.

                             1991 STOCK OPTION PLAN

        1. PURPOSE OF THE PLAN. Under this 1991 Stock Option Plan (the "Plan") of Watson Pharmaceuticals, Inc. (the "Company") options may be granted to eligible employees, directors and advisors to purchase shares of the Company's capital stock. The Plan is designed to enable the Company and its subsidiaries to attract, retain, and motivate their employees, directors and advisors by providing for or increasing the proprietary interests of such individuals in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify ("Nonstatutory Options"). Any option granted under this Plan shall be clearly identified as either an Incentive Option or a Nonstatutory Option.

        This document is a restatement of the Watson Laboratories, Inc. 1991 Stock Option Plan. This restatement amends the prior plan by changing the number of authorized shares, by changing the form of administration from a single administrator to a committee comprised of disinterested members of the Board of Directors of the Company, by changing the manner in which the fair market value of shares of the Company's stock are determined, and to generally conform the plan to the requirements of Rule 16b-3 of the Securities Exchange Act of 1934.

        This Plan governs all options issued by the Company after the effective date. Options issued prior to the effective date shall be governed by the Watson Laboratories, Inc. 1985 Stock Incentive Plan.

        2. STOCK SUBJECT TO PLAN. The aggregate number of shares which may be issued under options is 4,700,000 (determined as of May 10, 1996) shares of the Company's common stock subject to the adjustments hereinafter provided. Such number of shares shall be reserved by the Company for options granted under this plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are cancelled may again be subject to options under the Plan. However, if stock appreciation rights are granted with respect to any options under the Plan, the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced not only when there is an exercise of an option granted under this Plan, but also when such option is surrendered upon an exercise of a stock appreciation right granted under this Plan, in either case by the number of shares covered by the portion of such option which is exercised or surrendered.

        3. ELIGIBILITY. The employees eligible to be considered for the grant of ISOs hereunder are all employees regularly employed by the Company or its subsidiaries. All such employees and all nonemployed directors or consultants to the Company or its subsidiaries shall also be eligible to receive Nonstatutory Options hereunder. However, no member of the Committee may receive options.

        The number of Option shares granted in a fiscal year to each executive officer whose compensation is subject to reporting on the Company's annual proxy statement (an "Executive Officer") shall not exceed 300,000 shares for the first fiscal year during which he or she becomes an Executive Officer and shall not exceed 100,000 shares for any subsequent fiscal year during which he or she serves as an Executive Officer.

        4. $100,000 INCENTIVE OPTION EXERCISE LIMITATION. The aggregate fair market value of the stock for which Incentive Options granted to any one eligible employee under this Plan and under all incentive stock option plans of the Company, its parent(s) and subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value of the stock subject to any option as of the time that option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any stock option agreement referred to in Section 10, or an amendment thereto, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then notwithstanding any such other provision the exercise date of such Incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices shall be accelerated first. Any exercise date which cannot be accelerated without violating the $100,000 restriction of this section shall nevertheless be accelerated, and the portion of the option becoming exercisable thereby shall be treated as a nonstatutory option.

        5. OPTION PRICE. The purchase price at which each stock option may be exercised (the "Option Price") shall be such price as the Committee (as hereinafter defined), in its discretion, shall determine, and, in the case of Incentive Options, shall not be less than one hundred percent (100%) of the fair market value per share of the common stock covered by the Incentive Option on the date of grant, except that in the case of an Incentive Option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the Option Price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5, the fair market value of the common stock shall be determined as provided in Section 11. For purposes of this
Section 5, an individual (a) shall be considered as owning not only shares of the common stock owned individually but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual, and (b) shall be considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

        6. EXERCISE OF OPTION. The option agreement may provide for partial exercise in installments. Exercisable options may be exercisable in full or in part. The period of time in which an option may be exercised shall be the period designated in the option. In the case of an Incentive Option such period shall not exceed ten (10) years from the date the option is granted and with respect to a Ten Percent Employee, such period of time shall not exceed five (5) years from the date the Incentive Option is granted. No Nonstatutory Option shall be exercisable after the expiration of ten years from the date of grant. An option to the extent exercisable at any time may be exercised in whole or in part.

        7. PAYMENT OF OPTION PRICE. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise. Alternatively, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of stock (determined in a manner provided in Section 11 hereof) on the day preceding the date of exercise provided that the Company is not then prohibited from purchasing or acquiring shares of such stock.

        Notwithstanding the foregoing, the Company shall not be obligated to accept payment of the exercise price pursuant to Section 7.a. unless the stock tendered as payment for the exercise price has been held by the Optionee for at least six months. The Company also has the discretion to refuse any other method of payment that would cause the Plan or the option agreements issued thereunder to be treated for accounting purposes as creating stock appreciation rights or other "variable stock plan" characteristics which would cause the Company to recognize a charge to earnings.

        8. NONTRANSFERABILITY. Any option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

        9. TERMINATION OF OPTION. In the case of Incentive Options:

        a. If the employment or other service to the Company or a subsidiary of an optionee (whether employee, nonemployed director, or advisor) who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Optionee") is terminated without cause, voluntarily quits or retires under any retirement plan of the Company or a subsidiary, any then outstanding and exercisable stock option held by such an optionee shall be exercisable, in accordance with the provisions of the stock option agreement referred to in Section 10, by such an optionee at any time prior to the expiration date of such stock option or within three months after the date of termination of employment or service, whichever is the shorter period;

        b. If the employment of an optionee who is a Disabled Optionee is terminated without cause or if the service of a nonemployed director or advisor terminates because such individual becomes a Disabled Optionee, any then outstanding and exercisable stock option held by such an optionee shall be exercisable, in accordance with the provisions of the stock option agreement referred to in Section 10, by such an optionee at any time prior to the expiration date of such stock option or within one year after the date of such termination of employment or service, whichever is the shorter period;

        c. Following the death of an optionee during employment or of a nonemployed director or advisor while serving as a director or advisor of the Company or a subsidiary, any outstanding and exercisable stock option held by such an optionee at the time of death shall be exercisable, in accordance with the provisions of the stock option agreement referred to in Section 10, by the person or persons entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

        For all options issued hereunder, if the Company terminates the employment of an optionee for cause, all outstanding stock options held by the optionee at the time of such termination shall automatically terminate unless the Committee notifies the optionee that his options will not terminate. A termination "for cause" shall be defined under each written option agreement issued pursuant to Section 10.

        Whether termination of employment or other service is a termination "for cause" and whether an optionee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

        10. WRITTEN OPTION AGREEMENT. All options granted pursuant to the Plan shall be evidenced by written option agreements. Such option agreements shall comply with and be subject to all of the terms, conditions, and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Committee shall deem appropriate.

        11. DETERMINATION OF FAIR MARKET VALUE. Fair market value of the common stock shall be determined by the Committee, in good faith, using the methods described in Reg. Section 20.2031 of the Code.

        12. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. The Committee shall make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for optionees. No adjustment provided for in this Section 12 shall require the Company to issue or sell a fraction of a share or other security.

        If any such adjustment provided for in this Section 12 requires the approval of shareholders in order to enable the Company to grant Incentive Options, then no such adjustment shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of Incentive Options, if the effect of any such adjustment would be to cause the stock option to fail to continue to qualify as an Incentive Option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

        13. ADMINISTRATION. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). In the event of an initial public offering of Company stock, the Committee shall be comprised of not less than two members who are "disinterested persons" as defined in Rule 16b-3(c)(2)(i), promulgated under the Securities Exchange Act of 1934, as amended. An individual shall not be a member of the Committee if he has received any options under this Plan during the one year period preceding his proposed appointment to the Committee. Members of the Committee shall not be eligible to receive options granted hereunder at any time. Any vacancy on the Committee shall be filled by appointment by the Board of Directors.

        The Committee may interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make all determinations, in its discretion, as to which eligible employees will receive options, the number of shares subject to the options and the exercise price. The Committee may make such other determination and take such other action it deems necessary or advisable. Without limiting the generality of the foregoing, the Committee may, in its discretion, treat all or any portion of any period during which a participant is on military or other approved leave of absence from the Company or a subsidiary as a period of employment of such participant by the Company or such subsidiary, as the case may be, for purposes of accrual of his rights under his awards; provided, however, that no Incentive Option may be awarded to an employee while he is on leave of absence.

        14. LIMITATIONS RESPECTING INCENTIVE OPTIONS. It is the intent of the Company and its subsidiaries to conform strictly to the requirements of Code
Section 422 with regard to Incentive Options granted pursuant to this Plan. Therefore, notwithstanding any other provision of this Plan, nothing herein with regard to Incentive Options shall contravene any requirement set forth in Code
Section 422 and if inconsistent provisions are otherwise found herein, they shall be deemed void and unenforceable or automatically amended to conform, as the case may be.

        15. RIGHTS AS A SHAREHOLDER. An optionee, or his executor, administrator or legatee if he be deceased, shall have no rights as a shareholder with respect to any stock covered by his option under the date of issuance of the stock certificate to him or such stock after receipt of the consideration in full set forth in the option agreement or as may be approved by the Committee. Except as provided in Section 12 hereof, no adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

        16. MODIFICATION, EXTENSION AND RENEWAL. Subject to the conditions of, and within the limitations prescribed in, Section 14, hereof, the Committee may modify, extend or renew options which are outstanding as granted under the Plan if otherwise consistent herewith. Notwithstanding the foregoing, no modification shall, without the prior written consent of the optionee, alter, impair or waive any rights or obligations of any option theretofore granted under the Plan.

        17. INVESTMENT PURPOSES, ETC. Prior to the issuance or delivery of any shares of the common stock under the Plan, the person exercising the stock option may be required to (a) represent and warrant that the shares of the common stock to be acquired upon exercise of the stock option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof, (b) represent and warrant that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the 1933 Act and applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, (c) execute such further documents as may be reasonably required by the Committee upon exercise of the option or any part thereof, including but not limited to stock transfer restrictions. The certificate or certificates representing the shares of the common stock to be issued or delivered upon exercise of a stock option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any option granted hereunder shall require the Company or any subsidiary to issue any stock upon exercise of any option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the California securities laws, or any other applicable rule or regulation then in effect.

        18. NO RIGHT TO CONTINUED EMPLOYMENT. This Plan, and any option granted under this Plan, shall not confer upon any optionee any right with respect to continued employment by or service to the Company or any subsidiary, nor shall they alter, modify, limit or interfere with any right or privilege of the Company or any subsidiary under any employment or service contract heretofore or hereinafter executed with any optionee, including the right to terminate any optionee's employment, directorship, or advisory service, at any time for or without cause.

        19. DISPOSITION OF INCENTIVE OPTION SHARES. Except (a) as provided in options to the Company and other holders of the stock contained in stock transfer restriction agreements to which the Company is a party, or (b) in connection with reorganizations or other transactions described in Section 12 hereof, no stock acquired by the exercise of an Incentive Option granted under the Plan shall be transferable, otherwise than by will or the laws of descent and distribution, within two (2) years after the date the option was granted or within one (1) year after the transfer of such share of stock to the optionee pursuant to the exercise of the option. Each certificate representing the acquired shares shall bear a legend to this effect.

        20. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the options granted hereunder and the obligation of the Company to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of any such stock to be acquired pursuant to the exercise of any option on any stock exchange on which the stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal or state securities laws, or obtaining any ruling or waiver from any government body which the Company or it subsidiaries shall, in their sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company or its subsidiaries, is otherwise required.

        21. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Section 21, not yet be exercisable.

        22. WITHHOLDING. If, upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth herein for Incentive Options), the optionee fails to tender payment to the Company for any federal income tax withholding, the Committee shall withhold from the optionee sufficient shares or fractional shares having a fair market value (determined under Section 11) equal to any amount which the Company is required to withhold under the Code. The Committee shall also withhold any required cash amounts upon exercise of Stock Appreciation Rights.

        23. AMENDMENT AND TERMINATION. The Company may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of such optionee's rights under such option. Except as herein provided no such action of the Company, unless approved by the shareholders of the Company within twelve months prior or twelve months after such action, may:

        a. increase the maximum number of shares for which options granted under this plan may be exercised;

        b.      reduce the minimum permissible exercise price;

        c.      extend the ten-year duration of this Plan set forth herein; or

        d. alter the class of employees eligible to receive options under the Plan.

        24. PLAN DATE AND DURATION. The Plan shall take effect on the date it is adopted by the Board of Directors of the Company. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

        25. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the state of California except to the extent that California laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code. This Plan was adopted by the Company in Riverside County, California, and is performable in that County.

                          WATSON PHARMACEUTICALS, INC.
                               311 Bonnie Circle
                            Corona, California 91720
             Proxy - Solicited on behalf of the Board of Directors
           for the 1997 Annual Meeting of Stockholders - May 5, 1997

     The undersigned hereby appoints Allen Chao, Ph.D., Melvin Sharoky M.D., Alec D. Keith, Ph.D. and Michel Feldman, or any of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on May 5, 1997, and any adjournments or postponements thereof, with respect to the following.

A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

                       (Please sign on the reverse side)


--------------------------------------------------------------------------------

/X/ Please mark your votes as in this example.


1.  Election of Directors:  / /  VOTE FOR both nominees
                                 (except as indicated to the contrary below)

                            / /  VOTE WITHHELD from both nominees

                Nominees: Alec D. Keith, Ph.D.
                          Ronald R. Taylor

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:

---------------------------------------------------------
                                                             FOR AGAINST ABSTAIN

2.   Approval of an amendment to the 1991 Stock Option Plan  / /    / /    / /
     of the Company to increase by 1,000,000 the number of shares authorized for issuance.

3.   Approval of the selection of Independent Public         / /    / /    / /
     Accountants for the 1997 fiscal year.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE COMPANY'S DIRECTORS RECOMMEND A VOTE FOR ALL PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND WILL BE VOTED FOR APPROVAL OF ALL PROPOSALS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED


Signature or Signatures__________________________ ___________________________

Date______________________________

NOTE: Please date and sign above exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.